Exhibit 24(b)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned director of CULP, INC., a North Carolina corporation (the “Corporation”), hereby constitutes and appoints KENNETH R. BOWLING the true and lawful agent and attorney-in-fact to sign for the undersigned, as a director of the Corporation, the Corporation's Annual Report on Form 10-K for the year ended May 3, 2026, to be filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Exchange Act of 1934, as amended, and to sign any amendment or amendments to such Annual Report, hereby ratifying and confirming all acts taken by such agent and attorney-in-fact, as herein authorized.

Signature: /s/ Kimberly B. Gatling

Print Name: Kimberly B. Gatling

Date: July 6, 2026